UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 6, 2010

MEDICINOVA, INC.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	001-33185	33-0927979
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 LA JOLLA VILLAGE DRIVE, SUITE 950, SAN DIEGO, CA 92122

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 373-1500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On April 6, 2010, the Superior Court for the State of California for the County of Alameda approved the preliminary settlement in the case of The Pennsylvania Avenue Funds v. Avigen, Inc. and set a final settlement hearing for June 24, 2010. Under the terms of the Stipulation of Settlement, Avigen, Inc., a wholly-owned subsidiary of MediciNova, Inc., has agreed not to oppose a fee motion by counsel to The Pennsylvania Avenue Funds for fees and expenses in the amount of $140,000 and a petition by The Pennsylvania Avenue Funds for an incentive award of up to $2,500. Under the Order Preliminarily Approving Settlement and Providing for Notice preliminarily certifies a class and states that such class is all persons or entities who held common stock of Avigen, Inc., either of record or beneficially, between August 20, 2009, through and including December 18, 2009. Members of the class may request exclusion from the class by June 7, 2010. A copy of the Stipulation of Settlement is attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K being provided under this Item 7.01, including Exhibit 99.1 furnished herewith, is being furnished and shall not be deemed “filed” for any purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such Section. The information in this current report on Form 8-K shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Stipulation of Settlement dated April 6, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, MediciNova has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINOVA, INC.

Date: April 12, 2010	By:	/s/ SHINTARO ASAKO
	Name:	Shintaro Asako
	Title:	Chief Financial Officer

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